UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

MEMSIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33813	04-3457049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tech Drive, Suite 325, Andover, MA 01810

(Address of Principal Executive Offices, including Zip Code)

(978) 738-0900

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On September 17, 2013, MEMSIC, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with MZ Investment Holdings Merger Sub Limited (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of MZ Investment Holdings Limited (“Parent”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated April 22, 2013 (the “Merger Agreement”), by and among Parent, Merger Sub and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets

The Information in Item 5.01 below is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 17, 2013, in connection with the completion of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) of its intent to remove the Company common stock from listing and requested the filing of a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) in order to delist and deregister the Company common stock. The Company will file with the SEC a certification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company common stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

As of the effective time of the Merger (the “Effective Time”), each share of Company common stock that was outstanding immediately prior to the Effective Time was cancelled in exchange for the right to receive US$4.225 (the “per share merger consideration”) in cash without interest, except for (a) shares held by the Company as treasury stock and shares held by Parent, Merger Sub, or any wholly owned Company Subsidiary, including the shares contributed to Parent by IDG-Accel China Growth Fund II L.P., IDG-Accel China Investors II L.P., IDG Technology Venture Investments, L.P., IDG Technology Venture Investments, LLC, IDG Technology Venture Investment III, L.P., IDG-Accel China Capital II L.P., Dr. Yang Zhao, Ph.D., Dr. Paul Zavracky, Ph.D., Patricia Niu, Yongyao Cai, Noureddine Hawat, Alexander Dribinsky, Dr. Eric Chojnacki, Ph.D., James Fennelly, Dr. Dong An, Ph.D., Lei Zhang, Wei Zhang, Haidong Liu, Leyue Jiang, John Newton, Jose Rios and Cheryl Merino (collectively, the “Rollover Holders”) immediately prior to the Effective Time, all of which shares have been cancelled without the right to receive any consideration; and (b) shares held by stockholders who had properly exercised and perfected and had neither effectively withdrawn nor lost their appraisal rights under the Delaware General Corporation Law (“DGCL”), which shares have been cancelled and have entitled the former holders thereof to receive the appraised value thereon in accordance with such holder’s appraisal rights under the DGCL.

In addition, as of the Effective Time, each option to purchase Company common stock issued under the Company’s 2000 Omnibus Stock Plan, 2007 Stock Incentive Plan and Amended and Restated 2009 Nonqualified Inducement Stock Plan (collectively, “Stock Incentive Plans”), then outstanding and unexercised, whether or not vested (a “Company Option”), was cancelled and converted into the right to receive cash in an amount equal to the total number of Company common stock subject to such Company Option immediately prior to the Effective Time multiplied by the excess, if any, of (x) US$4.225 over (y) the exercise price payable per share of Company common stock under such Company Option. Also as of the Effective Time, each then outstanding restricted share and restricted stock unit of Company common stock granted under the Stock Incentive Plans was cancelled and converted into the right to receive US$4.225, without interest and less any applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

On September 17, 2013, Parent consummated the acquisition of 100% of the outstanding voting securities of the Company through the Merger. The Company is the surviving corporation in the Merger and is a wholly owned subsidiary of Parent.

The aggregate consideration paid in connection with the Merger was approximately $88.5 million. The consideration was funded through a combination of (i) the equity financing from IDG-Accel China Capital II L.P. and IDG-Accel China Capital II Investors L.P.; and (ii) the contribution of Company common stock to Parent from the Rollover Holders.

The description of the Merger contained in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to a Current Report on Form 8-K filed with SEC on April 25, 2013 and is incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. As of the Effective Time, Lawrence A. Kaufman, Ph.D., Roger W. Blethen and Michael Tung ceased to be members of the board of directors of the Company by operation of the Merger Agreement. Quan Zhou and Yang Zhao remain as members of the board of directors of the Company, as the surviving corporation in the Merger, and Xiaojun Li became a member of the board of directors of the Company following the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By operation of the Merger, the Certificate of Incorporation and By-laws of the Company, as the surviving corporation, were amended and restated so as to be in the form of the certificate of incorporation and by-laws of Merger Sub. Copies of the Company’s Certificate of Incorporation and By-laws, as so amended and restated, are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 16, 2013, the Company held a special meeting of its stockholders. The Company’s common stock is entitled to one vote per share, and stockholders representing a total of 18,392,489 shares of the Company’s common stock were present in person or by proxy at the special meeting.

At the special meeting, Proposal No. 1, to adopt the Merger Agreement, was adopted by the requisite vote of stockholders. The vote on Proposal No. 1 was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,356,544	31,725	4,220	Not Applicable

The 18,356,544 shares of the Company’s common stock voted for Proposal No. 1 represent 99.8% of the total number of shares voted on this matter.

Proposal No. 2, to approve, on a non-binding basis, certain compensation for the Company’s named executive officers in connection with the Merger, was also adopted by the requisite vote of stockholders. The vote on Proposal No. 2 was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,991,105	383,029	18,355	Not Applicable

The 17,991,105 shares of the Company’s common stock voted for Proposal No. 2 represent 97.8% of the total number of shares voted on this matter.

Proposal No. 3, to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Merger Agreement was mooted in light of the vote on Proposal No. 1 and as a result, the matter was not submitted to a vote of the Company’s stockholders.

Item 8.01	Other Events.

On September 17, 2013, the Company issued a press release relating to the announcement of the completion of the Merger. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company, adopted September 17, 2013.

3.2	Amended and Restated Bylaws of the Company, adopted September 17, 2013.

99.1	Press Release of MEMSIC, Inc., dated September 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2013	MEMSIC, INC.

	By:	/s/ Patricia Niu
	Name:	Patricia Niu
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of the Company, adopted September 17, 2013.

3.2	Amended and Restated Bylaws of the Company, adopted September 17, 2013.

99.1	Press Release of MEMSIC, Inc., dated September 17, 2013.

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